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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Antares Pharma, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the caption "Experts" in the Registration Statement.

Our audit report covering the December 31, 2001, consolidated financial statements contains an explanatory paragraph that states that the Company's negative working capital, recurring losses and negative cash flows from operations raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Our report covering the December 31, 2001, consolidated financial statements refers to a change to the cumulative deferral method of revenue recognition for licensing arrangements in 2000.

                                                 /s/ KPMG LLP


Minneapolis, Minnesota
July 19, 2002